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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                          CONTACT: Sitrick And Company
                                                   Michael Geczi
                                                   Lisa Weil
                                                   Shoreen Maghame
                                                   212-573-6100 (February 14-15)
                                                   310-788-2850 (afterward)


             J. DONALD NICHOLS RESIGNS AS CHIEF EXECUTIVE OFFICER,
                      TO REMAIN AS CHAIRMAN OF THE BOARD;
                         INTERIM OFFICE OF CEO CREATED

    Year-End Results Delayed; Company Expects to Restate 1994-1998 Results;
                 Committee Created to Search for Permanent CEO

         ATLANTA, February 14, 2000 - JDN Realty Corporation (NYSE: JDN) today announced that J. Donald Nichols has resigned, effective immediately, as Chief Executive Officer, but will remain as a non-executive Chairman of the Board of Directors with responsibility for maintaining and creating tenant relationships and for identifying development opportunities for the company.

         An interim Office of the Chief Executive Officer (CEO) has been created and will be headed by William J. Kerley, currently Chief Financial Officer, and Elizabeth L. Nichols, currently President. A search committee of the Board, chaired by non-management Board member William G. Byrnes, also has been created to initiate immediately a nationwide search for a permanent CEO. Other members of the committee are William B. Greene and Philip G. Satre, each of whom is a non-management Board member.

         The company further stated that the public announcement of its earnings for the year ended December 31, 1999, will be delayed and is not expected to occur before the beginning of March 2000. The delay is the result of the company's discovery of certain real estate transactions, which included undisclosed compensation arrangements and related party transactions involving Jeb L. Hughes, Senior Vice President of Development for JDN Development Company, Inc., and C. Sheldon Whittelsey, IV, Vice President of Development, both of whom have resigned effective immediately. The company said


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these transactions were not accurately recorded in the company's accounting records, and were not accurately recorded or disclosed in JDN's audited financial statements for its years ended December 31, 1994 through 1998.

         JDN said a substantial number of these transactions were approved by Mr. Nichols. However, the company added that all of the subject transactions -- including those that were not approved by Mr. Nichols -- violated the policies of the company or JDN Development Company. The company added that it does not believe that Mr. Nichols received any personal remuneration from these transactions. Additionally, JDN said that the subject transactions involved 21 of the company's approximately 150 development projects over the indicated five-year period.

         As a result of the discovery, a special committee of non-management members of the Board of Directors has been formed, has engaged counsel, and is conducting an inquiry into the nature and extent of these transactions and their impact on the company's financial statements and credit agreements.

         "JDN is one of the top-performing companies in the REIT industry, and that success is due in large part to the leadership of Donnie Nichols, who, in his new role, will continue to serve the company by developing new, and maintaining long-standing, tenant relationships," said Mr. Kerley.

         Added Ms. Nichols: "We have long-term -- and very close -- relationships with a number of outstanding anchor tenants. The company also has an outstanding management team in place, as well as dedicated employees who are assisting us through this process. We look forward to continued operating success and to taking all actions necessary to release our 1999 financial results as soon as possible while we search for a new CEO."


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Financial Impact of the Discovered Transactions

         According to information currently available, the company believes that the approximate total of unreported compensation for the years 1994 through 1998 was as follows:

--------------------------------------------------------------------------------
                  1994        1995       1996         1997         1998
--------------------------------------------------------------------------------
Unreported        $600,000    $800,000   $1,000,000   $1,000,000   $1,500,000
compensation
--------------------------------------------------------------------------------

         The company continues to review the foregoing periods, as well as the unaudited periods in 1999. The amounts referred to in the table exclude additional sums for the excess of the fair value over the cost for certain land conveyances and also exclude any related payroll or income tax liabilities, which are still being evaluated. In addition, these amounts include certain sums that the company may seek to recover.

         The company previously has reported net income and funds from operation
(FFO) for the same years as follows:

------------------------------------------------------------------------------
                1994        1995         1996         1997         1998
------------------------------------------------------------------------------
Net income      $3,001,000  $10,737,000  $16,682,000  $21,293,000  $41,337,000
--------------------------------------------------------------------------------
Funds from      $9,836,000  $17,234,000  $24,683,000  $37,701,000  $56,792,000
operations
------------------------------------------------------------------------------

         JDN added that the compensation and other amounts are likely to be accounted for as an expense for each of the years incurred, which would result in a restatement of the company's financial statements for each of those years, and reduce net income and funds from operations for those periods.

         The company believes the net-asset value of its real estate is unaffected by these transactions.

         The company said it currently believes the inaccuracies in its financial statements are a breach of certain non-financial and non-operating covenants included in its principal credit facility and, thus, constitute a default. The company is discussing with its banks obtaining, to the extent necessary, a waiver of any uncured default. A default under its



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credit agreement, if not waived, may result in a default under the company's indenture relating to its unsecured medium-term notes.

         The company said it does not believe that its qualification as a real estate investment trust (REIT) for federal income tax purposes is likely to be affected by the undisclosed compensation or related party transactions.

Management Changes

         The company announced that Mr. Hughes' and Mr. Whittelsey's responsibilities will be assumed by several members of its senior development team, including Jim Angeloni, Mark Goldberg and Steve Lane, all of whom will continue to handle tenant relationships and new developments. Additionally, David Henzlik, who had been JDN's Director of Leasing, joined the development team late last year.

About JDN Realty

         JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, the company owns and operates, directly or indirectly, 107 properties, containing approximately
13.1 million square feet of gross leasable area, located in 17 states. The common stock and preferred stock of JDN Realty Corporation are listed on the New York Stock Exchange under the symbols "JDN" and "JDNPrA," respectively.

Disclaimer on Forward-Looking Statements

         JDN Realty Corporation considers the portions of the information contained in this release and statements made in connection with this release, with respect to the Company's beliefs and expectations of the outcome of future events, such as the estimates of the amounts and accounting treatment for the unreported compensation and transactions noted in this release, to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Such statements are, by their nature, subject to certain risks and uncertainties. We caution you that a number of factors, including but not limited to, the management changes described in this release, the search for a new Chief Executive Officer, the ability to attract and retain key employees, the impact of any restated financial statements and the events described in this release on the market capitalization of the Company and on the Company's employees, creditors and tenants, the inability to maintain current dividend levels, or any litigation or regulatory actions taken as a result of the events described in this release, may adversely affect the Company and its results of operation. Other risks, uncertainties and factors that could adversely affect the Company and its operations are detailed from time



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to time in reports filed by the Company with the Securities and Exchange
Commission, including Forms 8-K, 10-Q and 10-K. JDN Realty Corporation does no undertake any obligation to release publicly any revisions to forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

                                      ###

         Note: The company has scheduled a one-way conference call for 10:30 a.m. EST on Monday, February 14, 2000. Conducting the call will be William J. Kerley and Elizabeth L. Nichols. The dial-in number is (800) 738-6893 and the conference ID number is 752187. The conference leader's name is Michael Geczi.

                                      ***